Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby  consent  to the  incorporation  by  reference  in the  Post-Effective
Amendment No. 1 on Form S-8 to the Registration Statement on Form S-4 (Registration No. 33-63351) of NationsBank Corporation of our report dated January 13, 1995, which appears on page 57 of the 1994 Annual Report to Shareholders of NationsBank Corporation, which is incorporated by reference in NationsBank Corporation's Annual Report on Form 10-K for the year ended December 31, 1994.



PRICE WATERHOUSE LLP
Charlotte, North Carolina
January 10, 1996